EXHIBIT 99

NEWS RELEASE For Immediate Release	For more information: Mary Ryan 630/734-2383

Aftermarket Technology Corp.  Reports Second Quarter 2003 Adjusted Results of $0.29 Per Diluted Share, $0.27 Per Diluted Share on GAAP Basis

WESTMONT, Illinois, Tuesday, July 29, 2003 —Aftermarket Technology Corp. (NASDAQ:ATAC), today reported financial results for the quarter ended June 30, 2003.

Second Quarter

Second quarter net sales decreased slightly to $100.1 million from $100.7 million for the three months ended June 30, 2002.  Consistent with recent Company guidance, adjusted net income decreased to $7.1 million from $11.3 million in the same period in 2002.  Adjusted net income per diluted share was $0.29 for the second quarter compared to $0.46 for the three months ended June 30, 2002.

On a Generally Accepted Accounting Principles (GAAP) basis, net income decreased $2.9 million to $6.5 million for the three months ended June 30, 2003 from $9.4 million for the three months ended June 30, 2002.  On a GAAP basis, net income per diluted share was $0.27 for the three months ended June 30, 2003 as compared to $0.38 for the three months ended June 30, 2002.  Included in the results for the three months ended June 30, 2003 is a charge of $0.02 per diluted share primarily for costs related to the previously announced consolidation of the Company’s Mahwah, New Jersey facility into a Company-owned facility in Oklahoma City, Oklahoma.  Included in the results for the three months ended June 30, 2002 is a charge of $0.08 per diluted share for a call premium and write-off of previously capitalized debt issuance costs related to the redemption of senior notes.

The decrease in earnings is due primarily to the previously announced price concessions to key customers in support of contract extensions and the impact of lower sales of remanufactured transmissions resulting from changes in the OEMs’ warranty repair policies, partially offset by the ramp-up of the Honda program, a Ford promotional program for post-warranty units and continued benefits from our cost reduction initiatives.

Management Comments

In commenting on the quarter’s results, Mike DuBose, Chairman, President and CEO said, “Although the short-term impact related to price concessions and OEM policy changes has reduced earnings from the prior year’s level, we are pleased with the new long term contracts with DaimlerChrysler and AT&T Wireless Services.  Although these new contracts reduce service levels and pricing to market levels, the long-term agreements provide us improved certainty and stability during a tumultuous period in the auto industry.

“We are pleased to see the continued growth of our import business as well as the increasing momentum of our independent aftermarket initiatives.  In addition, we see post-warranty growth programs being initiated by some of our OEM customers as a positive,” DuBose concluded.

ATC expects to achieve adjusted diluted EPS on a non-GAAP basis in the range of $0.21-$0.25 for the third quarter or $0.15-$0.20 on a GAAP basis and maintains its forecast for full year adjusted diluted EPS on a non-GAAP basis of $1.20 or $1.12 on a GAAP basis.

For further information, please see the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission.

ATC is headquartered in Westmont, Illinois.  The Company’s operations include drivetrain remanufacturing, third party logistics, electronics remanufacturing and reverse logistics services.

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The preceding paragraphs contain statements that are not related to historical results and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include those that are predictive or express expectations, that depend upon or refer to future events or conditions, or that concern future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, or possible future Company actions.  Forward-looking statements involve risks and uncertainties because such statements are based on current expectations, projections and assumptions regarding future events that may not prove to be accurate.  Actual results may differ materially from those projected or implied in the forward-looking statements.  The factors that could cause actual results to differ are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and other filings made by the Company with the Securities and Exchange Commission.

AFTERMARKET TECHNOLOGY CORP.
CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Net sales:
Products	$78,337	$72,803	$150,762	$145,649
Services	21,748	27,903	44,385	56,323
Total net sales	100,085	100,706	195,147	201,972

Cost of sales
Products	63,011	50,230	115,810	102,847
Products — special charges	200	—	200	—
Services	10,130	14,029	21,650	28,534
Total cost of sales	73,341	64,259	137,660	131,381
Gross profit	26,744	36,447	57,487	70,591

Selling, general and administrative expense	14,366	16,176	27,841	30,851
Amortization of intangible assets	84	83	167	166
Special charges	731	—	731	—
Income from operations	11,563	20,188	28,748	39,574

Interest income	720	634	1,401	1,061
Other income, net	61	42	30	75
Equity in income (losses) of investee	113	(56)	113	(119)
Redemption of senior notes (1)	—	(3,022)	—	(3,022)
Termination of credit facility (1)	—	—	—	(1,480)
Interest expense	(2,141)	(2,824)	(4,336)	(7,478)
Income before income taxes	10,316	14,962	25,956	28,611
Income tax expense	3,817	5,532	9,604	10,623
Net income	$6,499	$9,430	$16,352	$17,988

Per common share — basic:
Net income	$0.27	$0.40	$0.68	$0.79
Weighted average number of common shares outstanding	24,212	23,759	24,212	22,651

Per common share — diluted:
Net income	$0.27	$0.38	$0.67	$0.76
Weighted average number of common and common equivalent shares outstanding	24,413	24,663	24,458	23,525

(1)   On January 1, 2003, we adopted Statement of Financial Accounting Standards No. 145 and reclassified from extraordinary items to income before income taxes (i) a call premium and write-off of previously capitalized debt issuance costs totaling $3,022, or $1,900 net of income tax benefits of $1,122, in connection with the redemption of our 12% Series B and D Senior Subordinated Notes made during the three months ended June 30, 2002 and (ii) the write-off of previously capitalized debt issuance costs of $1,480, or $928 net of income tax benefits of $552, in connection with the termination of our old credit facility during the three months ended March 31, 2002.

AFTERMARKET TECHNOLOGY CORP.

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”)

(In millions, except share and per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2003	2002	2003	2002
Income from operations (GAAP basis)	$11.6	$20.2	$28.7	$39.6

Special Charges:
Facilities consolidation costs (a)	0.8	—	0.8	—
Logistics segment cost reduction programs (b)	0.1	—	0.1	—

Total Special Charges	0.9	—	0.9	—

Adjusted Income from operations (non-GAAP basis)	12.5	20.2	29.6	39.6

Depreciation and amortization	2.9	2.5	5.7	4.9
Other income, net	0.2	—	0.2	—

Adjusted EBITDA (non-GAAP basis)	15.6	22.7	35.5	44.5

Special charges	(0.9)	—	(0.9)	—
Redemption of senior notes (c)	—	(3.0)	—	(3.0)
Termination of credit facility (d)	—	—	—	(1.5)
Depreciation and amortization	(2.9)	(2.5)	(5.7)	(4.9)
Interest expense	(2.2)	(2.8)	(4.3)	(7.5)
Interest income	0.7	0.6	1.4	1.0
Income tax expense	(3.8)	(5.6)	(9.6)	(10.6)

Net Income (GAAP basis)	6.5	9.4	16.4	18.0

Special charges, net of tax	0.6	—	0.6	—
Redemption of senior notes, net of tax	—	1.9	—	1.9
Termination of credit facility, net of tax	—	—	—	0.9

Adjusted Net Income (non-GAAP basis)	$7.1	$11.3	$17.0	$20.8

Earnings Per Diluted Share:

Net Income (GAAP basis)	$0.27	$0.38	$0.67	$0.76

Special charges, net of tax	0.02	—	0.02	—
Redemption of senior notes, net of tax	—	0.08	—	0.08
Termination of credit facility, net of tax	—	—	—	0.04

Adjusted Net Income (non-GAAP basis)	$0.29	$0.46	$0.69	$0.88

Diluted Shares Outstanding	24,413,486	24,662,659	24,457,629	23,525,033

Free Cash Flow:
Net cash provided by operating activities (GAAP basis)	$14.4	$23.2	$25.1	$31.7

Purchases of property, plant and equipment	(4.9)	(4.1)	(8.5)	(7.3)

Free cash flow (non-GAAP basis)	$9.5	$19.1	$16.6	$24.4

AFTERMARKET TECHNOLOGY CORP.

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”)

	Projected
	For The Three Months Ended		For The Twelve Months Ended
	September 30, 2003		December 31, 2003

	Range
	Low	High
Earnings Per Diluted Share:

Net income (GAAP basis)	$0.15	$0.20	$1.12

Special Charges, net of tax (1)	0.06	0.05	0.08

Adjusted net income (non-GAAP basis)	$0.21	$0.25	$1.20

(1)           Primarily reflects estimated severance, asset write-downs and facility exit costs associated with the closure of our Mahwah, New Jersey transmission remanufacturing facility.

AFTERMARKET TECHNOLOGY CORP.

Footnotes for reconciliation of GAAP to non-GAAP financial measures:

(a)           During the three months ended June 30, 2003, we announced the consolidation of our transmission remanufacturing facility in Mahwah, New Jersey into our facility in Oklahoma City, Oklahoma.  As part of this activity we recorded special charges totaling $0.8 million which included (i) expense items of $0.6 million for severance and related costs, $0.5 million of exit and other costs primarily related to the cost to relocate certain employees from the Mahwah facility to the facility in Oklahoma City, and $0.2 million for the write-down of inventory and (ii) an income item of $0.5 million for the reversal of a special charge accrual established in 2001 for expected idle capacity costs at our Mahwah facility that is no longer needed due to the exit from this facility.

(b)          Includes severance and related costs and the write-off of certain fixed assets as part of our cost reduction programs within our Logistics segment.

(c)           Represents a charge for a call premium and write-off of previously capitalized debt issuance costs incurred in connection with the redemption of our 12% Series B and D Senior Subordinated Notes made during the three months ended June 30, 2002, which has been reclassified from an extraordinary item to income before income taxes due to the January 1, 2003 adoption of Statement of Financial Accounting Standards (“SFAS”) No. 145.

(d)          Represents a charge for the write-off of previously capitalized debt issuance costs incurred in connection with the termination of our old credit facility during the three months ended March 31, 2002, which has been reclassified from an extraordinary item to income before income taxes due to the January 1, 2003 adoption of SFAS No. 145.

Explanation of non-GAAP financial measures:

The Company reports its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).  The Company also provides non-GAAP financial information to complement its consolidated financial statements presented in accordance with GAAP.  This press release includes such non-GAAP financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of the Company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

Following is a description of the various non-GAAP financial measures used by the Company:

Adjusted Income from Operations:  Represents income from operations (GAAP basis) adjusted to exclude special charges (credits).  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted EBITDA:  EBITDA is defined by the Company as net income (GAAP basis) adjusted to exclude interest income and expense, depreciation and amortization, and income taxes.  Adjusted EBITDA also excludes special charges (credits) and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted Net Income:  Represents net income (GAAP basis) adjusted to exclude, on an after-tax basis, special charges (credits) and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted Net Income Per Diluted Share:  Represents net income per diluted share (GAAP basis) adjusted to exclude, on an after-tax basis per diluted share, special charges (credits) and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Free Cash Flow:  Represents net cash provided by (used in) operating activities — continuing operations reduced by purchases of property, plant and equipment.

The Company believes these non-GAAP financial measures provide management and investors with useful information by removing the effect of variances in GAAP reported results that are not indicative of fundamental changes in the earnings capacity of the Company’s operations, and enables management and investors to meaningfully trend, analyze and benchmark the performance of the Company’s operations.  The Company also believes that the presentation of the non-GAAP financial measure is consistent with its past practice and enables management and investors to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

In addition, many of the Company’s internal performance measures exclude the effects of these income and expense items and are based upon the related non-GAAP financial measure.

The Company’s non-GAAP financial measures may vary from similar titled measures of other companies because of differences in the way the measures are calculated and therefore should not be used to compare the Company’s performance to that of other companies.

Whenever the Company presents non-GAAP financial measures, a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP is made available.  The non-GAAP financial measures used by the Company are not intended to supercede or replace the Company’s GAAP results or expectations.